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                                                                 EXHIBIT 99.1(j)



                       Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 22, 1997, relating to the financial statement of Total Return Bond Portfolio (one of the portfolios constituting PIMCO Variable Insurance Trust), which appears in such Statement of Additional Information. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Statement of Additional Information.


PricewaterhouseCoopers LLP

Kansas City, Missouri
September 24, 1998